                                   EXHIBIT 21



                            LIST OF SUBSIDIARIES OF

                          KLA INSTRUMENTS CORPORATION




                                                                             STATE OR OTHER
                                                                             JURISDICTION OF
NAME                                                                         INCORPORATION
- - ----                                                                         -------------

KLA Building Corporation                                                     California

KLA Instruments International Corporation                                    California

KLA Management Corporation                                                   Delaware

KLA Instruments PCBI Corporation                                             California

KLA Instruments Limited                                                      United Kingdom

KLA Instruments GmbH                                                         Germany

KLA Instruments France S.A.                                                  France

KLA Japan Limited                                                            Japan

KLA Instruments Sales Corporation                                            U.S. Virgin Islands

KLA Instruments (Israel) Corporation                                         Israel

KLA Holding Company Limited                                                  Israel

KLA (Israel) Service Limited                                                 Israel

KLA Instruments (Cayman) Limited                                             Cayman Islands

KLA Instruments KLINNIK Corporation                                          California

KLA Instruments S.A.                                                         Switzerland

KLA Instruments (Malaysia) SdnBdh                                            Malaysia


The aforesaid subsidiaries do business only under their own names.